UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2022

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Coolidge Hill Road Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Between June 9, 2022 and June 10, 2022, Bionik Laboratories Corp. (the “Company”) issued convertible promissory notes (the “Notes”) and borrowed an aggregate of $500,000 (the “Loans”) from (each of which, a “Holder” and collectively, the “Holders”): an affiliate of Remi Gaston-Dreyfus, a director of the Company ($200,000); an affiliate of André-Jacques Auberton-Hervé, the Chairman of the Board of Directors of the Company ($100,000); and an existing investor and shareholder of the Company ($200,000). The Holders subscribed to the Notes pursuant to a Subscription Agreement (the “Subscription Agreement”).

The Company intends to use the net proceeds from the Loans for the Company’s working capital and general corporate purposes.

The Notes bear interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the two year anniversary of the issue date (the “Maturity Date”)

The Notes will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Holders, the outstanding principal and accrued and unpaid interest under the Notes will be converted into shares of common stock at a conversion price equal to the closing price of the Company’s common stock on the Maturity Date.

•	Upon the consummation of the next equity or equity linked round of financing of the Company for cash proceeds (the “Qualified Financing”), without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Note will be converted into the securities (or units of securities if more than one security are sold as a unit) issued by the Company in one or more tranches in the context of the Qualified Financing, based upon the issuance (or conversion) price of such securities.

The Notes contain customary events of default, which, if uncured, entitle the Holders to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

The foregoing is a brief description of the subscription of the Notes and the terms of the Notes and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of the Note, the forms of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Notes is incorporated by reference herein. The Notes and, unless subsequently registered, the shares underlying the Notes, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2022

BIONIK LABORATORIES CORP.

By:	/s/ Rich Russo Jr.
Name:	Rich Russo Jr.
Title:	Chief Financial Officer and Interim CEO